Exhibit 99.1

Argo Group Reports 2020 First Quarter Results

First Quarter Results Supported by Strong Premium Growth in U.S. Operations

●	Gross written premium of $825.9 million, up 8.6%, reflects strong growth in the U.S.
●	Combined ratio of 103.2% and CAY ex-CAT combined ratio of 95.9%.
●	Net investment income increased 4.7% to $35.5 million.
●	Net loss of $18.8 million or $(0.55) per diluted share.
●	Operating income of $12.6 million or $0.36 per diluted share.

HAMILTON, Bermuda – May 7, 2020 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today announced financial results for the three months ended March 31, 2020.

“We achieved strong premium growth and positive operating results in the first quarter, but we are still not satisfied with our overall performance,” said Argo Chief Executive Officer Kevin J. Rehnberg. “While we expect the premium and loss impact of COVID-19 to be challenging in 2020, we are committed to maintaining financial strength and implementing our strategy to drive long-term shareholder value – a focused review of our businesses; investment where there is significant opportunity; and a focus on maximizing underwriting profitability.

“I appreciate the dedication of the Argo team during these unprecedented times as they work tirelessly to serve our clients.”

2020 First Quarter Operating Highlights

Consolidated:

$ in millions	Three months ended March 31,		Y/Y
Consolidated	2020	2019	Change

Gross written premium	$825.9	$760.8	8.6%
Net written premium	380.5	360.9	5.4%
Earned premium	435.0	420.5	3.4%

Underwriting income (loss)	(13.9)	22.4	-162.1%
Net investment income	35.5	33.9	4.7%

Net income (loss)	$(18.8)	$91.2	-120.6%

Operating income	$12.6	$41.5	-69.6%

Loss ratio	64.6%	56.6%	8.0p	ts
Expense ratio	38.6%	38.1%	0.5p	ts
Combined ratio	103.2%	94.7%	8.5p	ts

●
Gross written premium grew 8.6% to $825.9 million, compared to $760.8 million for the 2019 first quarter. Growth was experienced in our U.S. segment while premium growth in our International segment was relatively flat compared to the prior year quarter.

●
The combined ratio was 103.2% compared to 94.7% for the 2019 first quarter. The higher combined ratio was primarily driven by catastrophe losses of $29.1 million, including $26.2 million related to the COVID-19 pandemic, primarily resulting from contingency and property exposures in the company’s International Operations and property exposures in its U.S. Operations. Additionally, reserve development added 0.6 points to the loss ratio in the first quarter of 2020, compared to releases of 0.6 points in the prior year quarter. Net reserve strengthening was reported in Argo’s U.S. Operations, although the overall level of reserve development was modest in the quarter.

●
The CAY ex-CAT combined ratio was 95.9% compared to 94.0% in the prior year quarter. The increase in the CAY ex-CAT combined ratio was primarily due to an increase in the CAY ex-CAT loss ratio in U.S. Operations, as well as a modest increase in the expense ratio.

●
Net investment income of $35.5 million increased 4.7% compared to the 2019 first quarter. Net investment income on the core portfolio increased 3.1% to $33.0 million, while alternative investments, which are reported on a lag, contributed $2.5 million in the first quarter of 2020.

●
Net loss was $18.8 million or $(0.55) per diluted share, compared to net income of $91.2 million or $2.63 per diluted share for the 2019 first quarter. The 2020 first quarter result included pre-tax realized losses of $36.1 million compared to pre-tax realized gains of $52.5 million in the prior year period.

●
Operating income was $12.6 million or $0.36 per diluted share, compared to operating income of $41.5 million or $1.20 per diluted share for the 2019 first quarter. The primary driver of the decline in operating income was lower underwriting income in the first quarter of 2020, reflecting increased catastrophe losses and modest reserve strengthening.

U.S. Operations:

$ in millions	Three months ended March 31,		Y/Y
U.S. Operations	2020	2019	Change

Gross written premium	$476.5	$410.7	16.0%
Net written premium	269.4	248.4	8.5%
Earned premium	302.5	273.8	10.5%

Losses and loss adjustment expenses	189.6	154.8	22.5%
Underwriting, acquisition and insurance expenses	96.1	94.2	2.0%
Underwriting income	$16.8	$24.8	-32.3%

Loss ratio	62.7%	56.5%	6.2p	ts
Expense ratio	31.8%	34.4%	-2.6p	ts
Combined ratio	94.5%	90.9%	3.6p	ts

●
Gross written premium growth in the 2020 first quarter was achieved in Professional and Liability lines, while writings within Property and Specialty lines were consistent with amounts written in the 2019 first quarter. The overall increase in gross written premium reflects the continued execution of strategic growth and digital initiatives, a continued positive rate environment and solid new and renewal business growth.

●
Net earned premium growth in the first quarter of 2020 was driven by the growth in gross written premium partially offset by the increased use of reinsurance. All major lines of business, with the exception of Liability, reported growth in net earned premium compared to the 2019 first quarter.

●
The loss ratio for the first quarter of 2020 was 62.7%, an increase of 6.2 points compared to the prior year quarter. The higher loss ratio was driven by a 1.9 point increase in the CAY ex-CAT loss ratio, 1.1 points of unfavorable net prior-year reserve development compared to favorable net prior-year reserve development in the 2019 first quarter, and an increase of 1.7 points from higher catastrophe-related losses, primarily due to expected claim related expenses associated with COVID-19. The higher CAY ex-CAT loss ratio was primarily due to higher expected losses in Professional and Liability lines, as well as a single large loss in Liability. The unfavorable net prior-year reserve development in the current quarter was largely due to strengthening in Professional and Liability lines, partially offset by releases in Specialty lines.

●
The expense ratio for the first quarter of 2020 was 31.8%, an improvement of 2.6 points compared to the 2019 first quarter. The improvement in the expense ratio was driven by growth in earned premium ahead of a modest increase in expenses, additional ceding commissions received and shifts in business mix.

International Operations:

$ in millions	Three months ended March 31,		Y/Y
International Operations	2020	2019	Change

Gross written premium	$349.2	$350.1	-0.3%
Net written premium	110.9	112.5	-1.4%
Earned premium	132.3	146.7	-9.8%

Losses and loss adjustment expenses	91.5	82.4	11.0%
Underwriting, acquisition and insurance expenses	60.3	55.1	9.4%
Underwriting income (loss)	$-19.5	$9.2	-312.0%

Loss ratio	69.1%	56.2%	12.9p	ts
Expense ratio	45.6%	37.5%	8.1p	ts
Combined ratio	114.7%	93.7%	21.0p	ts

●
Gross written premium growth was approximately flat in the first quarter of 2020, as growth in Specialty and Liability lines was offset by a decrease in Property lines. All lines of business experienced rate increases during the first quarter, with particular strength in Liability, Property and Marine lines. The pricing environment is a continuation of the positive trends experienced in recent quarters. Rate increases across Argo’s International Operations were partially offset by certain risk management actions, such as reducing line sizes in some classes of business.

●
Net earned premium in the first quarter of 2020 decreased 9.8% from the prior year quarter. The decline was driven by higher ceded premium under certain reinsurance contracts, as well as additional reinstatement premiums incurred during the quarter.

●
The loss ratio for the first quarter of 2020 was 69.1%, an increase of 12.9 points compared to the prior year quarter. The increase in the loss ratio was primarily due to higher catastrophe losses in the quarter, largely attributed to estimated losses related to the COVID-19 pandemic in contingency and property exposures. Property losses relate to sub-limited affirmative business interruption coverage. The CAY ex-CAT loss ratio was consistent with the 2019 first quarter.

●
The expense ratio for the first quarter of 2020 was 45.6%, an increase of 8.1 points from 37.5% for the 2019 first quarter due to lower earned premium and higher non-acquisition expenses. The increase in absolute expenses are primarily due to costs associated with increased participation in our Lloyd’s syndicates where greater expense is recognized ahead of a higher level of earned premium, as well as non-recurring charges related to reduction in personnel.

Balance Sheet:

●
Book value per share decreased 7.9% to $47.37 at March 31, 2020, compared to $51.80 at December 31, 2019 primarily due to net realized and unrealized losses in the investment portfolio. Through April 30, 2020, Argo has recovered approximately half of the decline in shareholders’ equity as a result of a recovery in assets values and closing of the previously announced sale of Trident Public Risk Solutions.

●	Argo’s Board of Directors declared a quarterly cash dividend of $0.31 per share that will be paid on June 12, 2020 to shareholders of record on May 29, 2020.
●	The Company did not repurchase any shares of its common stock during the first quarter of 2020.

Refer to Non-GAAP Financial Measures below.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 11:00 a.m. EDT on Friday, May 8, 2020. A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo200508.html. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo200508.html. A telephone replay of the conference call will be available through May 15, 2020, to callers in the U.S. by dialing (877) 344-7529 (conference 10143599). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference 10143599).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A.M. Best-rated 'A-' and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially.  For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Current Report on Form 8-K filed on April 30, 2020, and in other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year (CAY) ex-CAT combined ratio” and the “Current accident year (CAY) ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges (impacts to both premium and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premium. Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at an assumed effective tax rate of 15%) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. "Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.

The “percentage change in book value per share” includes (by adding) the effects of cash dividends paid per share to the calculated book value per share for the current period. This adjusted amount is then compared to the prior period’s book value per share to determine the period over period change. The Company believes that including the dividends paid per share allows users of its financial statements to more easily identify the impact of the changes in book value per share from the perspective of investors.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables and footnotes.

 (financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Total investments	$4,811.4	$5,099.4
Cash	158.7	137.8
Accrued investment income	23.2	25.7
Receivables	3,560.0	3,792.8
Goodwill and intangible assets	252.9	253.2
Deferred acquisition costs, net	158.0	160.2
Ceded unearned premium	652.9	545.0
Other assets	584.2	500.4
Total assets	$10,201.3	$10,514.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,067.6	$5,157.6
Unearned premium	1,460.0	1,410.9
Ceded reinsurance payable, net	1,094.8	1,203.1
Senior unsecured fixed rate notes	140.0	140.0
Other indebtedness	180.0	181.3
Junior subordinated debentures	257.5	257.4
Other liabilities	364.6	383.1
Total liabilities	8,564.5	8,733.4

Total shareholders' equity	1,636.8	1,781.1
Total liabilities and shareholders' equity	$10,201.3	$10,514.5

Book value per common share	$47.37	$51.80

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Gross written premium	$825.9	$760.8
Net written premium	380.5	360.9

Earned premium	435.0	420.5
Net investment income	35.5	33.9
Fee and other income	2.1	2.3
Net realized investment (losses) gains :
Net realized investment gains (losses)	27.9	(1.7)
Change in fair value of equity securities	(39.3)	54.2
Credit losses on fixed maturity securities	(24.7)	—
Net realized investment (losses) gains	(36.1)	52.5
Total revenue	436.5	509.2

Losses and loss adjustment expenses	280.9	237.9
Underwriting, acquisition and insurance expenses	168.0	160.2
Other corporate expenses	3.3	0.5
Interest expense	7.7	8.5
Fee and other expense	1.2	1.3
Foreign currency exchange (gains) loss	(3.0)	0.7
Total expenses	458.1	409.1

(Loss) income before income taxes	(21.6)	100.1
Income tax (benefit) provision	(2.8)	8.9
Net (loss) income	$(18.8)	$91.2

Net (loss) income per common share (basic)	$(0.55)	$2.68
Net (loss) income per common share (diluted)	$(0.55)	$2.63

Weighted average common shares:
Basic	34.5	34.0
Diluted	34.5	34.7

Loss ratio	64.6%	56.6%
Expense ratio (1)	38.6%	38.1%
GAAP combined ratio	103.2%	94.7%
CAY ex-CAT combined ratio	95.9%	94.0%

(1) The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premium".

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
U.S. Operations
Gross written premium	$476.5	$410.7
Net written premium	269.4	248.4
Earned premium	302.5	273.8

Underwriting income	16.8	24.8
Net investment income	25.2	23.1
Interest expense	(4.9)	(5.2)
Fee expense, net	(0.2)	0.2
Net income before taxes	$36.9	$42.9

Loss ratio	62.7%	56.5%
Expense ratio (1)	31.8%	34.4%
GAAP combined ratio	94.5%	90.9%
CAY ex-CAT combined ratio	90.2%	90.9%

International Operations
Gross written premium	$349.2	$350.1
Net written premium	110.9	112.5
Earned premium	132.3	146.7

Underwriting (loss) income	(19.5)	9.2
Net investment income	8.6	9.1
Interest expense	(2.3)	(2.8)
Fee income, net	0.9	0.7
Net (loss) income before taxes	$(12.3)	$16.2

Loss ratio	69.1%	56.2%
Expense ratio (1)	45.6%	37.5%
GAAP combined ratio	114.7%	93.7%
CAY ex-CAT combined ratio	100.2%	92.1%

(1) The expense ratio is calculated as "Underwriting, acquisition and insurance expense" divided by "Earned premium".

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
U.S. Operations
Loss ratio	62.7%	56.5%
Prior accident year loss reserve development	(1.1)%	1.5%
Catastrophe losses	(3.2)%	(1.5)%
CAY ex-CAT loss ratio	58.4%	56.5%

International Operations
Loss ratio	69.1%	56.2%
Prior accident year loss reserve development	0.3%	(0.5)%
Catastrophe losses	(14.8)%	(1.1)%
CAY ex-CAT loss ratio	54.6%	54.6%

Consolidated
Loss ratio	64.6%	56.6%
Prior accident year loss reserve development	(0.6)%	0.6%
Catastrophe losses	(6.7)%	(1.3)%
CAY ex-CAT loss ratio	57.3%	55.9%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$3.3	$(4.0)
International Operations	(0.4)	0.8
Run-off Lines	(0.2)	0.7
Total net prior-year reserve development	$2.7	$(2.5)

	Three Months Ended
	March 31,
	2020	2019
Catastrophe & COVID-19 Losses
Catastrophe losses:
U.S. Operations	$2.0	$4.0
International Operations	0.9	1.5
Total catastrophe losses	2.9	5.5

COVID-19 losses
U.S. Operations	7.5	0.0
International Operations	18.7	0.0
Total COVID-19 losses	26.2	0.0

Catastrophe & COVID-19 losses
U.S. Operations	9.5	4.0
International Operations	19.6	1.5
Total catastrophe & COVID-19 losses	$29.1	$5.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net (loss) income	$(18.8)	$91.2
Add (deduct):
Income tax (benefit) provision	(2.8)	8.9
Net investment income	(35.5)	(33.9)
Net realized investment losses (gains)	36.1	(52.5)
Fee and other income	(2.1)	(2.3)
Interest expense	7.7	8.5
Fee and other expense	1.2	1.3
Foreign currency exchange (gains) loss	(3.0)	0.7
Other corporate expenses	3.3	0.5
Underwriting (loss) income	$(13.9)	$22.4

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET (LOSS) INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net (loss) income, as reported	$(18.8)	$91.2
Income tax (benefit) provision	(2.8)	8.9
Net (loss) income, before taxes	(21.6)	100.1
Add (deduct):
Net realized investment losses (gains)	36.1	(52.5)
Foreign currency exchange (gains) loss	(3.0)	0.7
Other corporate expenses	3.3	0.5
Operating income before taxes	14.8	48.8
Income taxes provision, at assumed rate (1)	2.2	7.3
Operating income	$12.6	$41.5

Operating income per common share (diluted)	$0.36	$1.20

Weighted average common shares, diluted	34.5	34.7

(1) For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET (LOSS) INCOME
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Segment income (loss) before income taxes:
U.S. Operations	$36.9	$42.9
International Operations	(12.3)	16.2
Run-off Lines	0.5	0.6
Corporate and Other	(10.3)	(10.9)
Net realized investment (losses) gains	(36.1)	52.5
Foreign currency exchange gains (loss)	3.0	(0.7)
Other corporate expenses	(3.3)	(0.5)
(Loss) income before income taxes	(21.6)	100.1
Income tax (benefit) provision	(2.8)	8.9
Net (loss) income	$(18.8)	$91.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUM BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended March 31, 2020			Three months ended March 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$65.2	$15.1	$39.4	$64.2	$7.4	$31.5
Liability	269.9	162.7	172.3	242.6	172.2	178.5
Professional	97.2	58.6	55.5	60.8	35.2	31.8
Specialty	44.2	33.0	35.3	43.1	33.6	32.0
Total	$476.5	$269.4	$302.5	$410.7	$248.4	$273.8

International Operations	Three months ended March 31, 2020			Three months ended March 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$123.2	$12.7	$35.7	$155.0	$8.4	$35.6
Liability	56.0	17.4	20.0	47.0	27.6	29.4
Professional	55.7	24.5	28.7	55.9	27.5	29.2
Specialty	114.3	56.3	47.9	92.2	49.0	52.5
Total	$349.2	$110.9	$132.3	$350.1	$112.5	$146.7

Consolidated	Three months ended March 31, 2020			Three months ended March 31, 2019
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$188.4	$27.8	$75.1	$219.2	$15.8	$67.1
Liability	326.1	180.3	192.5	289.6	199.8	207.9
Professional	152.9	83.1	84.2	116.7	62.7	61.0
Specialty	158.5	89.3	83.2	135.3	82.6	84.5
Total	$825.9	$380.5	$435.0	$760.8	$360.9	$420.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net investment income, excluding alternative investments	$33.0	$32.0
Alternative investments	2.5	1.9
Total net investment income	$35.5	$33.9

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)

	March 31,	December 31,
	2020	2019
U.S. Governments and government agencies	$338.7	$354.6
States and political subdivisions	148.5	152.6
Foreign governments	239.7	248.7
Corporate – Financial	798.5	783.8
Corporate – Industrial	652.9	789.5
Corporate – Utilities	142.4	207.1
Asset-backed securities	161.7	165.5
Collateralized loan obligations	252.9	225.8
Mortgage-backed securities – Agency	429.3	373.8
Mortgage-backed securities – Commercial	241.8	217.0
Mortgage-backed securities – Residential	117.1	115.1
Total fixed maturities	3,523.5	3,633.5
Common stocks	127.3	116.5
Preferred stocks	5.6	7.9
Total equity securities available for sale	132.9	124.4
Private equity	220.1	268.1
Hedge fund	105.7	109.5
Overseas deposits	92.3	114.6
Other	4.3	4.3
Total other investments	422.4	496.5
Short term investments and cash equivalents	732.6	845.0
Cash	158.7	137.8
Total cash and invested assets	$4,970.1	$5,237.2

	March 31,	December 31,
	2020	2019
U.S. Governments and government agencies	$768.1	$728.4
AAA	858.1	797.6
AA	328.5	347.0
A	807.0	750.9
BBB	423.2	585.3
BB	153.9	159.9
B	79.2	131.7
Lower than B	43.2	61.7
Not rated	62.3	71.0
Total fixed maturities	$3,523.5	$3,633.5

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net (loss) income	$(18.8)	$91.2
Operating income (1)	12.6	41.5

Shareholders' Equity - Beginning of period	$1,781.1	$1,746.7
Shareholders' Equity - End of period	1,636.8	1,880.6
Average Shareholders' Equity	$1,709.0	$1,813.7

Shares outstanding - End of period	34.552	34.049

Book value per share	$47.37	$55.23
Cash dividends paid per share during 2020	0.31
Book value per share, March 31, 2020 - including cash dividends paid	$47.68

Book value per share, prior period (2)	$51.80
Change in book value per share during 2020 (2)	(7.9)%

Annualized return on average shareholders' equity (ROAE)	(4.4)%	20.1%
Annualized operating return on average shareholders' equity	2.9%	9.2%

(1)	For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

(2)
The percentage change in book value per share is calculated by including cash dividends of $0.31 per share paid to shareholders during the three months ended March 31, 2020, respectively. This adjusted amount (Book value per share, including dividends) is then compared to the book value per share as of December 31, 2019 to determine the change for the three months ended March 31, 2020.

Contact:

Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Group Communications
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com

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